UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2008

NITROMED, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

45 Hayden Avenue, Suite 3000 Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 266-4000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 21, 2008, NitroMed, Inc. (“NitroMed”), JHP Pharmaceuticals, LLC (“JHP”)  and certain funds affiliated with Care Capital, LLC (the “Funds”) entered into a Voting Agreement (the “Voting Agreement”), effective as of November 17, 2008, pursuant to which, among other things, each of the Funds (1) agreed to vote its shares of NitroMed common stock in favor of approval of the sale of NitroMed’s BiDil® (isosorbide dinitrate/hydralazine hydrochloride) and BiDil XR™ assets contemplated by that certain Purchase and Sale Agreement, dated October 22, 2008, by and between NitroMed and JHP (the “Asset Sale”), and against the approval or adoption of any alternative transactions, (2) granted to JHP a proxy to vote its shares of NitroMed common stock in favor of approval of the Asset Sale, (3) agreed not to transfer its shares of NitroMed common stock prior to the expiration of the Voting Agreement and (4) agreed not to solicit proposals relating to alternative transactions or enter into discussions or provide confidential information in connection with proposals for alternative transactions. The Voting Agreement is substantially similar to the agreement entered into on October 22, 2008 between NitroMed, JHP and certain funds affiliated with HealthCare Ventures LLC, Rho Ventures and Invus Public Equities, L.P. and filed as an exhibit to the Current Report on Form 8-K filed on October 23, 2008 (the “Prior Current Report”).  The Prior Current Report also described the terms of the Asset Sale.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

NitroMed has filed with the SEC a preliminary Proxy Statement and plans to file with the SEC and mail to its stockholders a definitive Proxy Statement in connection with the Asset Sale.  The Proxy Statement contains important information about NitroMed, the Asset Sale and related matters.  Investors and security holders are urged to read the Proxy Statement carefully.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) and other documents filed with the SEC by NitroMed through the website maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the Proxy Statement (when it is available) from NitroMed by contacting NitroMed, Inc., Attn:  Secretary, 45 Hayden Avenue, Suite 3000, Lexington, MA  02421.

NitroMed, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Asset Sale.  Information regarding NitroMed’s directors and executive officers is contained in NitroMed’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its proxy statement dated April 16, 2008, which are filed with the SEC.  As of November 1, 2008, NitroMed’s directors and executive officers beneficially owned approximately 33% of NitroMed’s common stock.  A more complete description is available in the Proxy Statement.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between NitroMed and JHP, including without limitation the expected timetable for completing the transaction, the aggregate purchase price, and any other statements about NitroMed’s management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation

Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including:  the ability of each of NitroMed and JHP to satisfy the closing conditions and consummate the transaction, including obtaining the approval of the transaction by NitroMed’s stockholders; NitroMed’s ability to maintain regulatory approvals to market and sell BiDil pending the closing of the transaction, NitroMed’s ability to maintain and enforce patent and other intellectual property protection for BiDil pending the closing of the transaction, and also with respect to its nitric oxide enhancing technologies; and the other factors described in NitroMed’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as filed with the SEC, and other filings that NitroMed makes with the SEC from time to time.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, NitroMed’s actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this document reflect NitroMed’s expectations and beliefs as of the date of this document.  NitroMed anticipates that subsequent events and developments will cause its expectations and beliefs to change.  However, while NitroMed may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.  NitroMed’s forward-looking statements do not reflect the potential impact of any future dispositions or strategic transactions it may undertake.  These forward-looking statements should not be relied upon as representing NitroMed’s views as of any date after the date of this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: November 26, 2008	By:	/s/ Kenneth M. Bate
Kenneth M. Bate
President, Chief Executive Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Voting Agreement, entered into as of November 21, 2008 and effective as of November 17, 2008, by and between NitroMed, Inc., JHP Pharmaceuticals, LLC and certain funds affiliated with Care Capital, LLC.